UiPath Reports Fourth Quarter and Full Year Fiscal 2025 Financial Results
Fourth Quarter Highlights
Revenue of $424 million increases 5 percent year-over-year
ARR of $1.666 billion increases 14 percent year-over-year
GAAP operating income of $34 million and non-GAAP operating income of $134 million
NEW YORK, NY – March 12, 2025 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation and AI software company, today announced financial results for its fourth quarter and full year fiscal 2025 ended January 31, 2025.
“Fiscal 2025 was our most innovative year in recent history, introducing a wealth of new AI capabilities, and redefining the future of automation through our groundbreaking new products: Autopilot, Agent Builder, Agentic Orchestration, and Agentic Testing,” said Daniel Dines, UiPath Founder and Chief Executive Officer. “I am happy with the progress we made over the last several quarters, stabilizing our go-to-market organization, reinvigorating our commitment to customer-centricity, accelerating innovation, and deepening our relationships with strategic partners. As we enter fiscal year 2026, we are focused on continuing to innovate across our agentic roadmap, helping our customers derive value from their investments, and continuing to drive operational rigor across the organization.”
Fourth Quarter Fiscal 2025 Financial Highlights
•Revenue of $424 million increased 5 percent year-over-year.
•ARR of $1.666 billion as of January 31, 2025 increased 14 percent year-over-year.
•Net new ARR of $60 million.
•Dollar based net retention rate of 110 percent.
•GAAP gross margin was 85 percent.
•Non-GAAP gross margin was 87 percent
•GAAP operating income was $34 million.
•Non-GAAP operating income was $134 million.
•Net cash flow from operations was $146 million.
•Non-GAAP adjusted free cash flow was $145 million.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of January 31, 2025.
Full Year Fiscal 2025 Financial Highlights
•Revenue of $1.430 billion increased 9 percent year-over-year.
•Net new ARR of $202 million.
•GAAP gross margin was 83 percent.
•Non-GAAP gross margin was 85 percent.
•GAAP operating loss was $(163) million.
•Non-GAAP operating income was $241 million.
•Net cash flow from operations was $321 million.
•Non-GAAP adjusted free cash flow was $328 million.

Business Acquisition
In a separate release issued today, UiPath announced the acquisition of Peak AI Limited (“Peak”), an AI-native agentic application company that focuses on accelerating AI adoption in sectors like retail and manufacturing to optimize product inventory and pricing, providing customers with tangible outcomes quickly and without the need for large, in-house tech teams. When combined with the UiPath Platform™,

Peak will represent the introduction of UiPath’s first vertically specialized agents that are optimized around industry-specific use cases, delivering incredible time-to-value and bigger outcomes to customers.
Financial Outlook
“I am pleased with our continued focus on operational excellence, achieving record non-GAAP operating margin and strong non-GAAP adjusted free cash flow generation,” said Ashim Gupta, UiPath Chief Operating and Financial Officer. “Over the last several weeks we have seen increasing global macro economic uncertainty, particularly in the U.S. public sector, and this uncertainty is reflected both in our fiscal first quarter and full year 2026 financial outlook.”
For the first quarter fiscal 2026, UiPath expects:
•Revenue in the range of $330 million to $335 million
•ARR in the range of $1.686 billion to $1.691 billion as of April 30, 2025
•Non-GAAP operating income of approximately $45 million
For the full year fiscal 2026, UiPath expects:
•Revenue in the range of $1.525 billion to $1.530 billion
•ARR in the range of $1.816 billion to $1.821 billion as of January 31, 2026
•Non-GAAP operating income of approximately $270 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•UiPath Launches Agentic Testing Solutions: UiPath launched its first solutions for the Agentic Testing category into private preview, disrupting a market sector that has manual, tedious approaches to software testing. UiPath is delivering Agentic Testing through two key offerings: UiPath Autopilot™ for testers and UiPath Agent Builder. Agent Builder gives users the tools to build their own agents, tailored specifically to their unique needs, while Autopilot™ for testers leverages a wide range of AI capabilities to boost testing from start to finish across the entire testing lifecycle. Together, Autopilot and Agent Builder form a powerful duo: built-in, customizable AI capabilities with Autopilot to get started fast, and the freedom and flexibility with Agent Builder to create exactly what a user needs to take testing to the next level.
•UiPath and Deloitte Strengthen Partnership by Jointly Launching an Agentic ERP Solution: UiPath and Deloitte expanded their partnership by jointly launching an Agentic ERP solution to integrate UiPath agentic automation with industry-leading ERP platforms. This solution will empower organizations to autonomously orchestrate end-to-end business process workflows, leveraging generative outputs, executing tasks without constant human intervention, and continuously improving through feedback loops.
•UiPath Unveils 2025 Agentic AI Report: the report, which surveyed U.S. IT executives, revealed that 90% of respondents have business processes that would be improved by agentic AI. It also found that 37% of respondents say they are already using agentic AI, and 93% are either extremely or very interested in exploring it.
•UiPath Named a Leader in Everest Group PEAK® Matrix report on Intelligent Automation: UiPath announced that it was positioned the highest in the Leader category in the inaugural Everest Group Intelligent Automation Platforms PEAK Matrix® Assessment 2024. The UiPath Platform™ is accelerating the shift toward agentic automation by combining AI, automation, and orchestration, which gives agents the power to plan, work, and make decisions with minimal human oversight. The combination of robots and agents extends the scope and impact of automation.
•UiPath Opens AI Innovation Hub, Pioneering the Future of UK Business Transformation: UiPath unveiled its new AI Innovation Hub and office in London, a cutting-edge space dedicated to reshaping the future of business transformation. The AI Innovation Hub serves as a collaborative space to drive the latest in AI research, development, and business solutions in partnership with University College London and global technology leaders such as Microsoft, SAP, and AWS. Together, these partners will leverage UiPath’s resources to push the boundaries of AI research, develop transformative solutions, and equip the next generation of innovators with the tools they need to succeed in an AI-driven future.
•UiPath Showcases Agentic Automation for Healthcare Industry at ViVE Conference: UiPath exhibited at the ViVE 2025 healthcare technology conference in Nashville from February 17-19, 2025, to showcase how agentic automation is empowering healthcare organizations to streamline operations, improve outcomes, and unlock new levels of productivity. The combination of robots and agents extends the capabilities and impact of automation, leading to business growth and empowering healthcare organizations to allow employees to work on value-added projects, reduce burnout-inducing manual tasks, and improve patient care.
•UiPath Partners with United Arab Emirates AI Office Partners to further UAE Key National AI Strategy Objectives: UiPath announced a partnership with The Artificial Intelligence, Digital Economy and Remote Work Applications Office in the UAE government to advance agentic automation, a transformative approach to automation powered by AI. This collaboration will focus on developing AI-powered automation solutions across government entities while equipping UAE talent with critical AI skills. The initiative is aligned with the UAE National strategy for AI, which supports the UAE’s vision to become a global leader in AI by 2031.
Conference Call and Webcast
UiPath will host a conference call today, Wednesday, March 12, 2025, at 5:00 p.m. Eastern Time, to discuss the Company's fourth quarter and full year fiscal 2025 financial results and its guidance for the first quarter and full year fiscal 2026. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13751756. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) develops AI technology that mirrors human intelligence with ever-increasing sophistication, transforming how businesses operate, innovate, and compete. The UiPath Platform™ accelerates the shift toward a new era of agentic automation—one where agents, robots, people, and models integrate seamlessly to enable autonomous processes and smarter decision making. With a focus on security, accuracy, and resiliency, UiPath is committed to shaping a world where AI enhances human potential and revolutionizes industries. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.

These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the first fiscal quarter 2026 and the full fiscal year 2026; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 to be filed with the United States Securities and Exchange Commission (SEC), and other filings and reports that we have filed and may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, release of valuation allowance on deferred tax assets and estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenue:
Licenses	$197,609	$219,985	$587,162	$621,392
Subscription services	215,221	176,038	801,947	649,918
Professional services and other	10,816	9,230	40,555	36,762
Total revenue	423,646	405,253	1,429,664	1,308,072
Cost of revenue:
Licenses	1,231	2,133	8,565	10,469
Subscription services	43,860	33,420	167,630	111,922
Professional services and other	19,443	17,797	70,747	73,533
Total cost of revenue	64,534	53,350	246,942	195,924
Gross profit	359,112	351,903	1,182,722	1,112,148
Operating expenses:
Sales and marketing	176,836	191,717	738,493	713,130
Research and development	99,670	85,639	380,682	332,101
General and administrative	48,997	59,452	226,116	231,637
Total operating expenses	325,503	336,808	1,345,291	1,276,868
Operating income (loss)	33,609	15,095	(162,569)	(164,720)
Interest income	12,167	15,217	49,422	57,130
Other income, net	8,848	6,284	35,047	31,775
Income (loss) before income taxes	54,624	36,596	(78,100)	(75,815)
Provision for (benefit from) income taxes	2,830	2,680	(4,406)	14,068
Net income (loss)	$51,794	$33,916	$(73,694)	$(89,883)
Net income (loss) per share, basic	$0.09	$0.06	$(0.13)	$(0.16)
Net income (loss) per share, diluted	$0.09	$0.06	$(0.13)	$(0.16)
Weighted-average shares used in computing net income (loss) per share, basic	550,948	567,428	559,933	563,855
Weighted-average shares used in computing net income (loss) per share, diluted	555,373	583,191	559,933	563,855

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	January 31, 2025	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$879,196	$1,061,678
Restricted cash	438	438
Marketable securities	750,322	818,145
Accounts receivable, net of allowance for credit losses of $1,642 and $1,119, respectively	451,131	436,296
Contract assets	88,735	84,197
Deferred contract acquisition costs	82,461	74,678
Prepaid expenses and other current assets	86,276	104,980
Total current assets	2,338,559	2,580,412
Marketable securities, non-current	94,113	—
Contract assets, non-current	3,447	6,214
Deferred contract acquisition costs, non-current	139,341	154,317
Property and equipment, net	32,740	23,982
Operating lease right-of-use assets	66,500	56,072
Intangible assets, net	7,905	14,704
Goodwill	87,304	89,026
Deferred tax assets	27,963	4,678
Other assets, non-current	67,398	25,353
Total assets	$2,865,270	$2,954,758

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$33,178	$3,447
Accrued expenses and other current liabilities	83,923	83,997
Accrued compensation and employee benefits	112,355	137,442
Deferred revenue	569,464	486,805
Total current liabilities	798,920	711,691
Deferred revenue, non-current	135,843	161,027
Operating lease liabilities, non-current	74,230	58,713
Other liabilities, non-current	10,515	7,213
Total liabilities	1,019,508	938,644
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(494,779)	(102,615)
Additional paid-in capital	4,333,300	4,024,079
Accumulated other comprehensive (loss) income	(4,890)	8,825
Accumulated deficit	(1,987,875)	(1,914,181)
Total stockholders’ equity	1,845,762	2,016,114
Total liabilities and stockholders’ equity	$2,865,270	$2,954,758

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2025	2024
Cash flows from operating activities
Net loss	$(73,694)	$(89,883)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,232	22,597
Amortization of deferred contract acquisition costs	92,089	75,471
Net accretion on marketable securities	(31,778)	(28,246)
Stock-based compensation expense	358,151	371,955
Charitable donation of Class A common stock	6,564	4,215
Non-cash operating lease expense	15,899	13,047
Provision for deferred income taxes	(19,794)	554
Other non-cash credits, net	(2,332)	(3,700)
Changes in operating assets and liabilities:
Accounts receivable	(22,173)	(64,217)
Contract assets	(3,991)	(14,694)
Deferred contract acquisition costs	(89,157)	(118,833)
Prepaid expenses and other assets	7,065	4,222
Accounts payable	27,856	(5,052)
Accrued expenses and other liabilities	9,235	11,804
Accrued compensation and employee benefits	(23,428)	(4,039)
Operating lease liabilities, net	(15,527)	(13,590)
Deferred revenue	68,348	137,471
Net cash provided by operating activities	320,565	299,082
Cash flows from investing activities
Purchases of marketable securities	(1,470,355)	(1,485,965)
Maturities of marketable securities	1,475,584	1,050,984
Purchases of property and equipment	(14,923)	(7,342)
Purchases of investments	(35,809)	—
Other investing, net	—	2,754
Net cash used in investing activities	(45,503)	(439,569)
Cash flows from financing activities
Repurchases of Class A common stock	(390,751)	(102,615)
Proceeds from exercise of stock options	8,032	6,740
Payments of tax withholdings on net settlement of equity awards	(77,930)	(112,067)
Net receipts (payments) of tax withholdings on sell-to-cover equity award transactions	99	(645)
Proceeds from employee stock purchase plan contributions	15,605	17,555
Payment of deferred consideration related to business acquisition	(5,570)	(5,863)
Net cash used in financing activities	(450,515)	(196,895)
Effect of exchange rate changes	(7,029)	(2,621)
Net decrease in cash, cash equivalents, and restricted cash	(182,482)	(340,003)
Cash, cash equivalents, and restricted cash - beginning of period	1,062,116	1,402,119
Cash, cash equivalents, and restricted cash - end of period	$879,634	$1,062,116

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
GAAP cost of licenses	$1,231	$2,133	$8,565	$10,469
Less: Amortization of acquired intangible assets	262	848	2,747	3,371
Non-GAAP cost of licenses	$969	$1,285	$5,818	$7,098

GAAP cost of subscription services	$43,860	$33,420	$167,630	$111,922
Less: Stock-based compensation expense	4,800	3,972	19,401	14,750
Less: Amortization of acquired intangible assets	592	592	2,382	2,359
Less: Employer payroll tax expense related to employee equity transactions	157	201	448	434
Less: Restructuring costs	2,420	—	2,745	114
Non-GAAP cost of subscription services	$35,891	$28,655	$142,654	$94,265

GAAP cost of professional services and other	$19,443	$17,797	$70,747	$73,533
Less: Stock-based compensation expense	2,948	2,412	11,386	10,958
Less: Employer payroll tax expense related to employee equity transactions	71	146	188	327
Less: Restructuring costs	—	—	105	—
Non-GAAP cost of professional services and other	$16,424	$15,239	$59,068	$62,248

GAAP gross profit	$359,112	$351,903	$1,182,722	$1,112,148
GAAP gross margin	85%	87%	83%	85%
Plus: Stock-based compensation expense	7,748	6,384	30,787	25,708
Plus: Amortization of acquired intangible assets	854	1,440	5,129	5,730
Plus: Employer payroll tax expense related to employee equity transactions	228	347	636	761
Plus: Restructuring costs	2,420	—	2,850	114
Non-GAAP gross profit	$370,362	$360,074	$1,222,124	$1,144,461
Non-GAAP gross margin	87%	89%	85%	87%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Income (Loss), and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
GAAP sales and marketing	$176,836	$191,717	$738,493	$713,130
Less: Stock-based compensation expense	28,269	34,973	134,646	144,863
Less: Amortization of acquired intangible assets	271	679	1,428	2,706
Less: Employer payroll tax expense related to employee equity transactions	913	1,826	3,069	4,176
Less: Restructuring costs	5,525	(5)	15,452	1,376
Non-GAAP sales and marketing	$141,858	$154,244	$583,898	$560,009

GAAP research and development	$99,670	$85,639	$380,682	$332,101
Less: Stock-based compensation expense	36,750	29,517	132,757	117,965
Less: Employer payroll tax expense related to employee equity transactions	1,033	1,455	2,188	3,027
Less: Restructuring costs	1,190	—	3,058	387
Non-GAAP research and development	$60,697	$54,667	$242,679	$210,722

GAAP general and administrative	$48,997	$59,452	$226,116	$231,637
Less: Stock-based compensation expense	14,864	18,056	59,961	83,419
Less: Amortization of acquired intangible assets	37	41	154	164
Less: Employer payroll tax expense related to employee equity transactions	392	715	1,106	1,924
Less: Restructuring costs	(61)	—	3,366	749
Less: Charitable donation of Class A common stock	—	—	6,564	4,215
Non-GAAP general and administrative	$33,765	$40,640	$154,965	$141,166

GAAP operating income (loss)	$33,609	$15,095	$(162,569)	$(164,720)
GAAP operating margin	8%	4%	(11)%	(13)%
Plus: Stock-based compensation expense	87,631	88,930	358,151	371,955
Plus: Amortization of acquired intangible assets	1,162	2,160	6,711	8,600
Plus: Employer payroll tax expense related to employee equity transactions	2,566	4,343	6,999	9,888
Plus: Restructuring costs	9,074	(5)	24,726	2,626
Plus: Charitable donation of Class A common stock	—	—	6,564	4,215
Non-GAAP operating income	$134,042	$110,523	$240,582	$232,564
Non-GAAP operating margin	32%	27%	17%	18%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
GAAP net income (loss)	$51,794	$33,916	$(73,694)	$(89,883)
Plus: Stock-based compensation expense	87,631	88,930	358,151	371,955
Plus: Amortization of acquired intangible assets	1,162	2,160	6,711	8,600
Plus: Employer payroll tax expense related to employee equity transactions	2,566	4,343	6,999	9,888
Plus: Restructuring costs	9,074	(5)	24,726	2,626
Plus: Charitable donation of Class A common stock	—	—	6,564	4,215
Less: Release of valuation allowance on deferred tax assets	(111)	—	(24,744)	—
Tax adjustments to add-backs	(7,543)	(830)	(3,352)	2,979
Non-GAAP net income	$144,573	$128,514	$301,361	$310,380

GAAP net income (loss) per share, basic	$0.09	$0.06	$(0.13)	$(0.16)
GAAP net income (loss) per share, diluted	$0.09	$0.06	$(0.13)	$(0.16)
GAAP weighted average common shares outstanding, basic	550,948	567,428	559,933	563,855
GAAP weighted average common shares outstanding, diluted	555,373	583,191	559,933	563,855

Non-GAAP weighted average common shares outstanding, basic	550,948	567,428	559,933	563,855
Plus: Dilutive potential common shares from outstanding equity awards	4,425	15,763	6,629	12,633
Non-GAAP weighted average common shares outstanding, diluted	555,373	583,191	566,562	576,488
Non-GAAP net income per share, basic	$0.26	$0.23	$0.54	$0.55
Non-GAAP net income per share, diluted	$0.26	$0.22	$0.53	$0.54

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2025	2024
GAAP net cash provided by operating activities	$320,565	$299,082
Purchases of property and equipment	(14,923)	(7,342)
Cash paid for employer payroll taxes related to employee equity transactions	6,907	10,483
Net (receipts) payments of employee tax withholdings on stock option exercises	(3)	980
Cash paid for restructuring costs	15,283	6,180
Non-GAAP adjusted free cash flow	$327,829	$309,383

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath